Exhibit 3.186

ARTICLES OF INCORPORATION

FOR

SOUTH GEORGIA EMERGENCY MEDICAL SERVICES, INC.

I.

The name of the corporation is: SOUTH GEORGIA EMERGENCY MEDICAL SERVICES, INC., and the certificate showing that said name is available is attached hereto as Exhibit “A”.

II.

The number of shares of stock which the corporation is authorized to issue shall be 1,000 shares.

III.

The initial registered office of the corporation is located in Brooks County, Georgia, and the address is 205 E. Johnson, Quitman, Georgia 31643. The initial registered agent of the corporation is TOMMY K. BUSSEY, and the consent of said registered agent to serve in such capacity for the corporation is hereunto annexed as Exhibit “B”.

IV.

The names and addresses of the incorporators are:

William T. Willis	Tommy K. Bussey
Rt. 3, Box 406	Rt. 3, Box 738
Valdosta, GA 31601	Valdosta, GA 31601

V.

The mailing address of the initial principal office of the corporation shall be: SOUTH GEORGIA EMERGENCY MEDICAL SERVICES, INC. 205 E. Johnson Quitman, Georgia 31643

VI.

The corporation is organized for the purpose of transporting sick and injured persons from one hospital to another, as well as answering emergency calls, and engaging in and carrying on any and all activities and businesses incidental, related, or connected thereto; engaging in and carrying on any other business or activity allowed by law; and exercising all powers, rights, duties and privileges now or hereafter granted to business corporations in the State of Georgia.

VII.

The number of members of the Board of Directors shall be as provided in the By-Laws of the Corporation, but the initial Board of Directors shall consist of three members whose names and addresses are as follows:

William T. Willis	Tommy K. Bussey
Route 3, Box 406	Rt. 3, Box 738
Valdosta, GA 31601	Valdosta, GA 31601

Tom Davis 1009 N. Patterson St. Valdosta, GA 31601

VIII.

The incorporator has attached hereto as Exhibit “C” the required certificate verifying that the request for publication for a Notice of Intent to File the Articles of Incorporation and payment therefor has been made with The Quitman Free Press.

IN WITNESS WHEREOF, the incorporators have executed the Articles of Incorporation by and through their attorney, J. CAROL SHERWOOD, JR., this 26th day of December, 1990.

/s/ J. Carol Sherwood, Jr.
J. CAROL SHERWOOD, JR.
Attorney for Incorporators

DOVER, SHERWOOD & SHELTON

504 N. Patterson Street

P. O. Box 921

Valdosta, GA 31603-0921

(912) 244-6721

State Bar Number 642600